Exhibit 1.2

                       FORM OF WARRANT CERTIFICATE
                                  NO. W-

                        VOID AFTER           , 2002

                           WARRANT CERTIFICATE
                       FOR PURCHASE OF COMMON STOCK

                     AMVESTORS FINANCIAL CORPORATION

     This certifies that FOR VALUE RECEIVED,                 is the
registered holder (the "Registered Holder") of the number of Warrants (the "Warrants") specified above. Each Warrant represented hereby entitles the Registered Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement (as hereinafter defined), to purchase one fully paid and nonassessable share (each a "Warrant Share") of Common Stock, no par value (the "Common Stock"), of AmVestors Financial Corporation, a Kansas corporation (the "Company") at any time after issuance through the Expiration Date (as hereinafter defined), upon presentation and surrender of this Warrant Certificate and the Subscription Form on the reverse hereof duly executed at the principal office of Boatmen's Trust Company as Warrant Agent or its
successor (the "Warrant Agent"), accompanied by payment of $     per
share of Common Stock (the "Exercise Price") in lawful money of the United States of America by money order or certified or official bank check made payable to the Company.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to, and are subject in all respects to the terms and
conditions set forth in the Warrant Agreement, dated            , 1996
(the "Warrant Agreement"), by and between the Company and the Warrant
Agent.

     Prior to the Expiration Date, upon the occurrence of certain events provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder but no fractional shares of Common Stock will be issued. In the case of the exercise of less then all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates, which the Warrant Agent shall countersign, for the balance of such Warrants.

     The "Expiration Date" shall mean               , 2002, or such
earlier date as all of the Warrants shall be exercised or redeemed. No Warrant may be exercised after the 5:00 P.M. (Central Standard time) on the Expiration Date and all rights of the registered holders of the Warrants shall cease after 5:00 P.M., Central Standard time, on the Expiration Date.

     The Warrants have been registered under the Securities Exchange Act of 1934, as amended, pursuant to a registration statement on Form 8-A
(Registration No. [          ]) which was declared effective by the
Securities and Exchange Commission on [               ], 1996. The
Company has agreed to use its best efforts to keep such registration statement in effect until the Expiration Date, or until such earlier time as no Warrants remain outstanding, and to register and qualify the Warrants and the Warrant Shares to be delivered upon exercise of the Warrants under the laws of each jurisdiction in which such registration or qualification is necessary.

     This Warrant Certificate is exchangeable upon surrender hereof by the Registered Holder at the principal office of the Warrant Agent in St. Louis or the principal office of the Company in Topeka for another Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate the number of Warrants evidenced by the Warrant Certificate or Warrant Certificates so surrendered.

     Prior to due presentment for registration or transfer of this Warrant Certificate, the Company and the Warrant Agent shall deem and treat the Registered Holder hereof as the absolute owner of Warrants (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof and for all other purposes and no transfer or exchange will be effective unless made in accordance with Sections 10 and 11 of the Warrant Agreement and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Kansas.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


Dated:
---------------------------

                                        AMVESTORS FINANCIAL CORPORATION

                                        By:
                                           -----------------------------
                                           Name:  Ralph Laster, Jr.
                                           Title: Chairman

ATTEST:

---------------------------
Name:  Lynn F. Hammes
Title: Secretary

COUNTERSIGNED:

BOATMEN'S TRUST COMPANY,
     as warrant agent

By:

    -----------------------
    Authorized Officer



                            SUBSCRIPTION FORM
     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO EXERCISE
WARRANTS

     The undersigned Registered Holder hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

        PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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and be delivered to

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                 (PLEASE PRINT OR TYPE NAME AND ADDRESS)

and if such number of exercised Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to the Registered Holder at the address stated below.

     The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc., if not solicited by an NASD member, please write "unsolicited" in the space below.

------------------------------      ---------------------------------------
                                                   (Name of NASD Member)


Dated:                                X
      ------------------------------   -------------------------------------
                                          (Signature of Registered Holder)


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                                         (PLEASE PRINT OR TYPE NAME AND
                                         ADDRESS OF REGISTERED HOLDER)

         ----------------------------------------
         Signature Guarantee Stamp Required Here
         if Securities are to be Delivered to
         Person Other Than Registered Holder



                                ASSIGNMENT
     TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO ASSIGN WARRANTS FOR VALUE RECEIVED,

----------------------------------- hereby sells, assigns and transfers unto

                  PLEASE INSERT SOCIAL SECURITY OR OTHER
                     IDENTIFYING NUMBER OF TRANSFEREE

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                 (PLEASE PRINT OR TYPE NAME AND ADDRESS)

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of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

                                                        Attorney.
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to transfer the Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:                                X
      ------------------------------   ------------------------------------
                                         (Signature of Registered Holder)

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  Signature Guarantee Stamp Required
            Here

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND ALL REQUIRED SIGNATURE GUARANTEES MUST BE PROVIDED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.